EXHIBIT 5.1
                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130

                                    ---------
                  MIAMI (305) 789-3200 - BROWARD (305) 463-5440
                               FAX (305) 789-3395


                                        November 15, 1996
Pan Am Corporation
9300 N.W..36th Street
Miami, Florida 33178

RE: PAN AM CORPORATION
    REGISTRATION STATEMENT ON FORM S-3

Gentlemen:



         As counsel to Pan Am Corporation, a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the Corporation's Registration Statement on Form S-3 (the "Registration Statement") as filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to 250,000 shares of the Corporation's common stock, par value $.0001 per share (the "Common Stock") issuable by the Corporation upon the exercise of certain outstanding options and warrants (the "Warrants") and the offering of such shares of Common Stock received upon exercise of the Warrants from time to time in the amount and in the manner and on terms and conditions described in the Registration Statement.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Common Stock, when issued and delivered by the Corporation in accordance with the Warrants, will be legally issued, fully paid and non-assessable.

Pan Am Corporation
November 15, 1996
Page 2



         This opinion is intended solely for the Corporation's use in connection with the registration of the shares and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 STEARNS WEAVER MILLER WEISSLER
                                 ALHADEFF & SITTERSON, P.A.